Exhibit 10(o)

                                 Amendment No. 1
                        The Guarantee Life Companies Inc.
                         Directors Stock Incentive Plan

         AMENDMENT dated as of August 15, 1996, to The Guarantee Life Companies Inc. Directors Stock Incentive Plan (the "Plan").

         WHEREAS, The Guarantee Life Companies Inc. (the "Company") adopted the Plan on May 9, 1996, to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company; and

         WHEREAS, pursuant to Section 7 thereof, the Board of Directors of the Company may amend the Plan; and

         WHEREAS, due to changes in the rules applicable under Section 16 of the Securities Exchange Act of 1934, as amended, the Plan can now provide greater flexibility in certain respects without causing the Participants thereunder to be exposed to any potential liability under Section 16.

         NOW, THEREFORE, the Board of Directors amends the Plan in the manner set forth below:

         1.    Use of Stock to Exercise Options. Section 5(b) (iii) of the Plan
               --------------------------------
is deleted in its entirety and a new Section 5(b) (iii) is inserted in lieu thereof, to read as follows:

         A Participant electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he or she has elected to purchase. Upon receipt of payment in cash, in Shares or any combination thereof, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased. Any Share surrendered to exercise any Options hereunder shall be valued at the Fair Market Value thereof on the last business day immediately prior to the date of exercise. Notwithstanding anything else contained herein to the contrary, no Share may be used to exercise any Options hereunder unless such Share shall have been (i) acquired in the market (i.e., not from the Company or any underwriter acting on behalf of the Company) or
         (ii) owned by the Participant or the Participant's spouse for a period of not less than six months.

         2.    Plan Amendments. The third sentence of Section 7 of the Plan is
               ---------------
deleted in its entirety and a new sentence is inserted in lieu thereof, to read as follows:

         The Board at any time or from time to time may amend or terminate the Plan except that no termination, amendment or modification of the Plan may, without the consent of a Participant or the permitted transferee of an Option, alter or impair the rights and obligations arising under any then outstanding Option.

         3.    Effective Date. This Amendment shall be and become effective as
               --------------
               of August 15, 1996.

         IN WITNESS WHEREOF, the Board of Directors of The Guarantee Life Companies Inc. has caused this Amendment No. 1 to be executed as of the date first written above.

                                            THE GUARANTEE LIFE COMPANIES INC.

                                            By: /s/  Richard A. Spellman
                                               -------------------------------
                                            Its: Senior Vice President
                                                ------------------------------


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

Exhibit 10(o)

                     The Guarantee Life Companies Inc. and
                       Guarantee Life Insurance Company
                           Executive Severance Plan

                                    REVISED
                                   EXHIBIT A

                                 PARTICIPANTS

     Tier I

               Chief Executive Officer

     Tier II

               Executive Vice President-Individual Division
               Senior Vice President-Group Division
               Senior Vice President-Investment Division and Treasurer Senior Vice President-Group Operations
               Senior Vice President-Chief Financial Officer
               Senior Vice President-Strategic Development
               Senior Vice President-Marketing-Individual Division Senior Vice President, General Counsel and Secretary Senior Vice President-Group Marketing
               Senior Vice President-Chief Information Officer
               Senior Vice President-Human Resources and Administration

     Tier III

               Vice President-Investor Relations


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